UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest Event reported): February 4, 2004

BOUNDLESS MOTOR SPORTS RACING, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	33-5203-D (Commission File Number)	84-0953839 (IRS Employer Identification No.)

2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 783-8500

1801 Gateway Blvd, Suite 105
Richardson, Texas 75080
(former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Asset Purchase Agreement
Promissory Note
Security Agreement
Press Release

Item 2. Acquisition or Disposition of Assets.

     On February 4, 2004, the Company, through it’s wholly owned subsidiary, WOWI Acquistion, Inc., a Texas corporation (“WOWI”), consummated the acquisition of substantially all of the assets of World of Outlaws, Inc., a Texas corporation (“WoO”), pursuant to an Asset Purchase Agreement, a copy of which is attached to this Form 8-K. In August 2003, the Company, through its wholly owned subsidiary, Boundless Track Operations, Inc., entered into a Stock Purchase Agreement with WoO and Ted Johnson, WoO’s sole shareholder, to purchase all of the stock of WoO. The Stock Purchase Agreement was terminated upon the consummation of the acquisition under the Asset Purchase Agreement.

     In exchange for the assets acquired, the Company paid to Mr. Johnson $5,000,000, which amount was offset by $1,471,814.73 in cash advances, plus interest, provided by the Company to WoO in connection with the Stock Purchase Agreement and $525,000 in deposits WoO had received for sanctioning of future sprint car racing events. The net purchase price of $3,003,185.27, was paid by a twelve month promissory note bearing interest at the rate of seven percent (7%) per annum, with principal payments on the note due in the following increments: (a) $100,000 on March 1, 2004, (b) $400,000 on May 1, 2004, (c) $500,000 on September 1, 2004, with the remaining principal balance due on maturity; and accrued interest being due and payable quarterly. Payments on the promissory note are secured by the assets that were acquired from WoO, plus all future assets acquired by WOWI. The promissory note is also guaranteed by Mr. Paul A. Kruger, the Company’s Chief Executive Officer.

     Prior to the execution of the Stock Purchase Agreement, no material relationship existed between the Company and either WoO or Mr. Johnson, or any affiliate, director, or officer of the Company, or any associate of any such director or officer. The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     No financial statements are filed herewith. The Company will file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

     (b) Pro forma financial information.

     No pro forma financial statements are filed herewith. The Company will file pro forma financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

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     (c) Exhibits.

     The following is a list of exhibits filed as part of this Current report on Form 8-K:

2.1	Asset Purchase Agreement, dated as of February 4, 2004, by and among World Of Outlaws, Inc. a Texas corporation, Ted Johnson, Boundless Motor Sports Racing, Inc., a Colorado corporation, and WOWI Acquisition, Inc., a Texas corporation.

10.1	Promissory Note dated as of February 4, 2004.

10.2	Security Agreement dated as of February 4, 2004, by and between WOWI Acquisition, Inc., a Texas corporation, and World of Outlaws, Inc.

99.1	Press Release dated February 5, 2004.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: February 10, 2004	BOUNDLESS MOTOR SPORTS RACING, INC.

	By:	/s/ Paul A. Kruger

Name: Paul A. Kruger Title: CEO

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